EXHIBIT 10.4

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                        EMPLOYMENT AGREEMENT



      Agreement made this 17th day of September, 1981, by and

between NATIONAL FUEL GAS COMPANY, a New Jersey corporation

("Employer"), and BERNARD J. KENNEDY, ("Employee").

      Whereas, Employer is dependent upon the services and expertise provided by Employee and wishes to make the services of Employee secure; and

      Whereas, the Employee desires to provide such security.

      Now, therefore, the parties agree as follows:

      1.  Employment and Duties.  The Employer hereby employs the

Employee, and the Employee accepts such employment, to perform such duties under the general supervision of the Board of Directors of the Employer as may be prescribed by the Board, including the duties of Executive Vice President.  During the term of this Agreement the

Employee shall also serve in such directorships and other capacities of affiliated corporations of the Employer to which he may be duly elected.

      2.  Compensation.  During the term of this Agreement, Employer shall pay Employee a salary as follows:

          a.  Salary.  Employee's monthly salary shall be $10,933.32,

payable by Employer and its affiliated corporations in accordance with their regular payroll procedures.  This amount may be increased and/or reallocated among the Employer and its affiliates from time to time in the discretion of Employer's Board of Directors, but in no event shall the total amount be reduced from its then current level.

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      b.  Fringe Benefits.  The Employee shall receive such other incidental benefits of employment, such as vacations, insurance and participation in pension and profit-sharing plans, as are provided generally to the officers of the Employer on the same terms as are applicable to such officers.

      3.  Extent of Services.  Employee shall devote his entire

attention and energy  to the business and affairs of the Employer on a full-time basis and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain,

profit or other pecuniary advantage unless Employer otherwise consents; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made.

      4.  Successors.  In the event that all or a substantial

portion of the business of Employer and its affiliates is

transferred, whether by merger, consolidation, transfer of

substantially all assets, takeover or similar transaction, Employer agrees on behalf of its successors and assigns to furnish Employee at all times with office space, secretarial assistance, and all other working conditions reasonably necessary for the proper performance of his services which shall in all respects be fully comparable in nature and extent to the working conditions made available to the Employee on the date of this agreement.  Said duties shall be of a nature and scope as presently performed.

      Such office space shall be made available at the head office of the successor.

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      5.  Term.  Subject to the provisions for termination for

disability as hereinafter provided, the term of this Agreement and of the Employee's employment hereunder shown will be the period commencing September 17, 1981, and ending December 31, 1986, with the anticipation that at the end of three years the contract will be extended each year thereafter for a subsequent similar period.

      6.  Disability.

          a.  In the event that at anytime during the term of this

Agreement the Employee shall be unable to perform in whole or in part of the services provided for herein as a result of a physical or other disability of any nature, the Employer may by not less than ten (10) days' written notice terminate this Agreement and all rights and obligations of the Employer and Employee hereunder shall terminate.  The Employer shall continue to accord Employee the normal benefits of the Employer's then current Sick Pay Plan and

Pension Plan.

          b.  The Employee shall be considered to be unable to

perform services hereunder if he is unable to attend the normal duties required of him.

          c.  The Employee hereby agrees that he will make available to the physician or physicians selected by the Employer all medical and hospital records in order to determine the existence of any such disability.

          d.  In the event the Employer's physician disagrees with

the Employee's physician as to the existence of any inability by the

Employee to perform services hereunder, they shall submit such matter for final determination to a physician, either selected by

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agreement between both parties or furnished by the American

Arbitration Association; any such physician furnished by such

Association shall be designated and shall make such determination in accordance with the rules and regulations of such Association.

      7.  Death.  In the event of the death of the Employee during the term of this Agreement, the rights and obligations of the

Employer and Employee under this Agreement shall terminate, except that the Employer shall pay to the Employee's surviving spouse, or if he leaves no surviving spouse, to his estate, the Employee's salary through the end of the month in which his death occurs.

      8.  Assignment.  The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.  The

Employee may not assign his obligations under this Agreement, but the heirs, surviving spouse, and legal representatives of the

Employee shall have the right to receive and enforce payment of any amounts payable to the Employee or to such persons hereunder.

      9.  Waiver of Breach.  The waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

      10. Entire Agreement.  This Agreement constitutes and

expresses the whole agreement of the parties hereunto in reference to any employment of the Employee by the Employer and in reference to any of the matters or things herein provided for or heretofore discussed or mentioned in reference to such employment, all

promises, representations, understandings relative thereto being

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herein merged.  No oral arrangements have been made between the parties hereto and this Agreement may be amended only in writing signed by both parties.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                       NATIONAL FUEL GAS COMPANY

                                       By/s/ Louis R. Reif

                                       /s/Bernard J. Kennedy
                                          Bernard J. Kennedy